EXHIBIT 10.1

                           ACCUIMAGE DIAGNOSTICS CORP.
                            STOCK OPTION PLAN OF 2001


1. PURPOSE AND SCOPE. The purposes of this Plan are to induce persons of outstanding ability and potential to join and remain with AccuImage Diagnostics Corp. (the "Company"), to provide an incentive for such employees as well as for non-employee consultants to expand and improve the profits and prosperity of the Company by enabling such persons to acquire proprietary interests in the Company, and to attract and retain key personnel through the grant of Options to purchase shares of the Company's common stock. As used herein, the term "Option" includes both Incentive Stock Options and Non-Qualified Stock Options

2. DEFINITIONS. Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan unless the context otherwise requires, and for the purposes of such definitions, the singular shall include the plural and the plural shall include the singular:

(a) "Affiliate" shall mean any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f) respectively of the Internal Revenue Code of 1986, as amended.


(b) "Board" shall mean the Board of Directors of the Company.


(c) "Committee" shall have the meaning set forth in Section 3 hereof.


(d) "Company" shall mean AccuImage Diagnostics Corp., a Nevada corporation.


(e) "Code" shall mean the Internal Revenue Code of 1986, as amended.


(f) "Fair Market Value" for a share of Stock means the price that the Board or the Committee acting in good faith determines, through any reasonable valuation method (including but not limited to reference to prices existing in any established market in which the Stock is traded), to be the price at which a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

(g) "Option" shall mean a right to purchase Stock granted pursuant to the Plan.

(h) "Exercise Price" shall mean the purchase price for Stock under an Option, as determined in Sections 7 - "Incentive Stock Options" - and 8 - "Non-Incentive Stock Options" - below.

(i) "Participant" shall mean an employee or non-employee consultant to the Company to whom an Option is granted under the Plan.


(j) "Plan" shall mean this AccuImage Stock Option Plan.


(k) "Stock" shall mean the $0.001 par value common stock of the Company.


(l) "1934 Act" means the Securities Exchange Act of 1934, as amended.


3. ADMINISTRATION.

(a) The Plan shall be administered (i) with respect to individuals who receive options under the Plan and who are or become subject to the reporting requirements and short-swing liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act") ("Reporting Persons") by a committee consisting of at least two members of the Board of Directors of the Company (the "Board"), each of whom is a non-employee director (as such term is defined under Rule 16b-3 of the 1934 Act) (the "Reporting Persons Committee") and (ii) with respect to all individuals who receive Options under the Plan and who are not Reporting Persons, by a committee which consists of at least two members of the Board (the "Stock Option Committee"). For purposes of this Plan, references to the "Committee" shall mean the Reporting Persons Committee, the Stock Option Committee, or both, as the context may require.

(b) The Committee shall have full authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to grant Options, to determine the Exercise Price and term of each Option, the persons to whom, and the time or times at which, Options shall be granted and the number of shares of Stock to be covered by each Option; to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the option agreements (which need not be identical) entered into in connection with the grant of Options under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board may delegate to one or more of their members, or to one or more agents, such administrative duties as it may deem advisable, and the Board or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Board or such person may have under the Plan. The Board may employ attorneys, consultants, accountants, or other persons, and the Board shall be entitled to rely upon the advice, opinions, or valuations of such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Participants, the Company, and all other interested persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan; and all members of the Board shall be fully protected by the Company in respect of any such action, determination, or interpretation.


4. SHARES  SUBJECT TO THE PLAN.  Subject to adjustment  under the  provisions of
Section 13 - "Effect of Change in Stock Subject to Plan" - of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is Four Million One Hundred Thousand (4,100,000). Such shares may be authorized but unissued shares of Stock of the Company, or issued shares of Stock reacquired by the Company, or shares purchased in the open market expressly for use under the Plan. If for any reason any shares of Stock as to which an Option has been granted cease to be subject to purchase thereunder, then (unless the Plan shall have been terminated) such shares shall become available for subsequent awards under this Plan in the discretion of the Board. The Company shall, at all times while the Plan is in force, reserve such number of common shares as will be sufficient to satisfy the requirements of all outstanding Options granted under the Plan.

5. ELIGIBILITY; FACTORS TO BE CONSIDERED IN GRANTING OPTIONS.

(a) Options may be granted to:
    (i) any regular full-time employee (including officers and directors) of either the Company or any affiliate of the Company; and
    (ii)  any non-employee consultant of the Company.

(b) In determining to whom options shall be granted and the number of shares of Stock to be covered by each Option, the Board shall follow the guidelines established in Appendix A of this Plan.


6. TERMS AND CONDITIONS OF OPTIONS.

(a) General. Options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by agreements ("Option Agreements") in such form as the Board from time to time shall approve. Such Option Agreements shall comply with and be subject to the following general terms and conditions, and shall also comply with and be subject to the provisions of Appendix A of this Plan.

(b) Employment Agreement. The Committee may, in its discretion, include in the Plan a condition that the Participant shall agree to remain in the employ of, and/or to render services to, the Company for a period of time (specified in the Option Agreement) following the date the Option is granted. No such Option Agreement shall impose upon the Company any obligation to employ and/or retain the Participant for any period of time.

(c) Manner of Exercise. A Participant may exercise an Option by giving written notice of such exercise to the Company at its principal office, attention to the Chief Executive Officer, and paying the Exercise Price either (i) in cash in full at the time of exercise, or (ii) in the discretion of the Board by delivery of other previously outstanding common stock of the Company,

(d) Time of Exercise. Promptly after the exercise of an Option and the payment of the Exercise Price, either in full or pursuant to the approved payment schedule, the Participant shall be entitled to the issuance of a stock certificate evidencing ownership of the appropriate number of shares of Stock. A Participant shall have none of the rights of a shareholder until shares are issued to him/her, and no adjustment will be made for dividends or other rights for which the record date has occurred prior to the date such stock certificate is issued.

(e) Number of Shares. Each Option shall state the total number of shares of Stock to which it pertains.

(f) Option Period and Limitations on Exercise will be determined by the provisions of Appendix A.


7. TRANSFERABILITY. Options granted under this Plan shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's life shall be exercisable only by such Participant. Options granted under this Plan shall not be subject to execution, attachment or other process.

8. TERMINATION OF EMPLOYMENT.

(a) Options held by employees, directors and non-employee consultants shall terminate as per the schedule of Appendix A.

(b) If termination is due to the employee's permanent and total disability within the meaning of Section 22(e)(3) of the Code, the Option may be exercised at any time within one year following termination.

(c) No terms in this Plan shall be construed to extend the term of any Option nor to permit anyone to exercise the Option after expiration of its term.

(d) Options granted under this Plan shall not be affected by any change of duties or position of the Participant so long as Participant continues to be a regular, full-time employee of the Company. Any Option, or any rules and regulations relating to the Plan, may contain such provisions as the Board shall approve with reference to the determination of the date employment terminates. Nothing in the Plan or in any Option granted pursuant to the Plan shall confer upon any Participant any right to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate such employment at its will at any time.


9. RIGHTS IN THE EVENT OF DEATH. If an employee dies during the term of this Option, his/her legal representative or representatives, or the person or persons entitled to do so under the employee's last will and testament or under applicable in testate laws, shall have the right to exercise this Option, but only for the number of shares as to which the employee was entitled to exercise this Option on the date of his death, and such right shall expire and this Option shall terminate on the expiration date of this Option.

10. LEAVES OF ABSENCE. For purposes of the Plan, an employee on approved leave of absence from the Company shall be considered as currently employed for 90 days following beginning the leave or for so long as his/her right to reemployment is guaranteed by statute or contract, whichever is longer.

11. EFFECT OF CHANGE IN STOCK SUBJECT TO PLAN.

(a) In the event that outstanding common shares are hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, stock dividends and the like, the Board shall make adjustments as it deems appropriate in the aggregate number of shares advisable under the Plan and the number and price subject to outstanding option. Any adjustment shall apply proportionately and only to the unexercised portion of options granted.

(b) In the event the Company dissolves or liquidates or another entity succeeds to its assets, or in the event of an acquisition or merger or consolidation in which the Company is not the surviving entity, or in the event of a reverse merger in which the Company survives but its common stock immediately preceding the merger is converted into other property by virtue of the merger, then the exercise dates of all options granted pursuant to this Plan shall automatically accelerate and all options granted pursuant to this Plan shall become exercisable in full, notwithstanding any other provision of this Plan or of any outstanding options granted hereunder. Notwithstanding the foregoing, in no event shall any Option be exercisable after the date of termination of the exercise period of such Option.

12. AGREEMENT AND REPRESENTATION OF EMPLOYEES.

(a) Acquiring stock for investment purposes. As a condition to the exercise of any Option, the Company may require the person exercising such Option to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares only if, in the opinion of Company's counsel, such representation is required or desirable under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

(b) Withholding. With respect to the exercise of any Option granted under this Plan, each Participant shall fully and completely consent to whatever the Board directs to satisfy the federal and state tax withholding requirements, if any, which the Board in its discretion deems applicable to such exercise.

(c) Delivery. The Company is not obligated to deliver any common shares until there has been qualification under or compliance with all state or federal laws, rules and regulations deemed appropriate by the Company. The Company will use all reasonable efforts to obtain such qualification and compliance.


13. AMENDMENT AND TERMINATION OF PLAN. The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted; provided however, that any amendment that would: (i) increase the aggregate number of shares of common stock that may be issued under the Plan, (ii) materially increase the benefits accruing to Participants, or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be subject to shareholder approval within 12 months before or after adoption. It is expressly contemplated that the Board may amend the Plan in any respect necessary to provide employees with the maximum benefits available under and/or to satisfy the requirements of or amendments to Section 422 of the Code.

(a) No termination, modification or amendment of the Plan may however, alter or impair the rights conferred by an Option previously granted without the consent of the individual to whom the Option was previously granted.

(b) Unless sooner terminated, the Plan shall remain in effect for a period of ten years from the date of the Plan's adoption by the Board. Termination or amendment of the Plan shall not affect any Option previously granted.


14. USE OF PROCEEDS. The proceeds from the sale of shares pursuant to Options granted under the Plan shall constitute general funds of the Company.

15. EFFECTIVE DATE OF PLAN. The Effective Date of this Plan is April 20, 2001, the effective date it was adopted by the Board, provided the shareholders of the Company approve this Plan within twelve (12) months after such effective date. All Options granted under the prior plan shall be governed by the terms of this Plan.

16. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have and subject to limitations of applicable law, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, the Board or Committee member or members shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such Committee member or members undertake to defend the same on their own behalf.

17. GOVERNING LAW. The Plan shall be governed by, and all questions arising hereunder, shall be determined in accordance with the laws of State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.



Amended and  Adopted by the Board of  Directors  on July 1, 1999
Amended by the Board of Directors on December 22, 1999
Approved by the Shareholders on June 29, 2000

                        ACCUIMAGE DIAGNOSTICS STOCK PLAN
                                   APPENDIX A

GENERAL RULES:

1. All employees, directors and major contractors are eligible to receive stock options.

2. All awards will be valued on the preceding day's closing quote for the stock.

3.       All  awards  will  have  vesting   dates  tied  to  the  date  of  hire
         irrespective of award date.

4.       All options will have a term of 10 years.

5. Usual vesting will be over a 4-year period, 25% of the options vesting at each anniversary.

6. Subject to satisfactory review, employees will receive an award of the same amount of options as are vesting on each anniversary.

7. The number of options will be adjusted accordingly to the plan as employees are promoted. The adjustment will be on the date of hire anniversary following the promotion.

8. Under special circumstances, where stock is used to supplement pay, vesting may be as of the date of award.

9. Vesting periods stop on the day of separation, except for employees terminated without cause, in which there will be an extra 90 day vesting period.

10. For employees terminating voluntarily, they will have 90 days from termination date to exercise their options. For those terminated without cause this period is 180 days. For those terminated for cause, the option period will be 7 days from termination. For employee's terminating because of permanent and total disability within the meaning of Section 22(e)(3) of the Code, the option period will be one year from separation. In the case of a breach of employment contract or violation of company policies, confidentiality contract, or any other contract between company and employee, whether this breach occurs during or after employment, the company shall have the right to cancel any outstanding options.

                                  AWARD LEVELS:

_____________________________________________ ________________________________
                    LEVEL                                 AWARD QUANTITY
_____________________________________________ ________________________________
             C.E.O. & President                         200,000 - 300,000
_____________________________________________ ________________________________
               Vice President                           100,000 - 150,000
_____________________________________________ ________________________________
        Director and Senior Developer                    80,000 - 120,000
_____________________________________________ ________________________________
 Developer and other individual contributor              70,000 - 100,000
                 categories
_____________________________________________ ________________________________
            Supervised categories                        10,000 - 40,000
_____________________________________________ ________________________________